SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                January 14, 1997
                                ----------------
                Date of Report (Date of Earliest Event Reported)





                                 TRIBUNE COMPANY
                                 ---------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



         1-8572                                           36-1880355
         ------                                           ----------
(Commission File Number)                      (IRS Employer Identification No.)


435 North Michigan Avenue, Chicago, Illinois                 60611
--------------------------------------------                 -----
 (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code (312) 222-9100


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Item 5.     Other Events
------------------------

(1) Registration Statement on Form S-3

      On December 27, 1996, Tribune Company (the "Company" or the "Registrant") filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-3 (File No. 333-18921) (the "Registration Statement") relating to the issuance by the Company from time to time in one or more series of its unsecured debt securities and warrants to purchase such debt securities with an aggregate initial offering price of up to $500,000,000. The Registration Statement was declared effective by the SEC on January 9, 1997. The Company filed with the SEC a Prospectus Supplement on January 14, 1997 relating to the offer and sale of up to $500,000,000 aggregate initial offering price of the Company's Medium-Term Notes, Series E (the "Notes"). The Notes are being issued under an Indenture dated January 1, 1997 (the "Indenture") between the Company and Bank of Montreal Trust Company, as trustee. On January 14, 1997, the Company entered into a Selling Agency Agreement (the "Agency Agreement") with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citicorp Securities, Inc., J.P. Morgan Securities Inc. and Salomon Brothers Inc. relating to the offer and sale by the Company from time to time of the Notes. Copies of the Agency Agreement and the Indenture (forms of which documents were filed as exhibits to the Registration Statement) are filed as exhibits hereto and are incorporated herein.

(2)   Stock Split

      On December 10, 1996, Tribune Company announced that its Board of Directors had declared a two-for-one stock split (the "Stock Split") to be effected by a 100% stock dividend to be distributed on January 15, 1997 (the "Distribution Date") to stockholders of record of the Registrant's Common Stock, without par value ("Common Stock"), as of the close of business on December 27, 1996. In connection therewith, on the Distribution Date, the Registrant issued an additional 97,753,122 shares of Common Stock thereby increasing its issued shares to 163,543,316 (including a total of 40,048,382 treasury shares).

      In accordance with the Rights Agreement dated as of December 22, 1987, as amended (the "Rights Agreement"), between the Registrant and The First National Bank of Chicago, as Rights Agent, each share of Common Stock is accompanied by one Preferred Stock Purchase Right (a "Right").

      Prior to the Distribution Date, each Right, after becoming exercisable and until its expiration or redemption, entitled the holder to purchase from the Registrant one one-hundredth (1/100) of a share of the Registrant's Series A Junior Participating Preferred Stock ("Series A Preferred Shares") at an exercise price of $150.00 per Right. The redemption price was $.01 per Right.

      As a result of the Stock Split and pursuant to Section 11(n) of the Rights Agreement, effective as of the Distribution Date, each Right, after it becomes exercisable and until such time as it expires or is redeemed, will entitle the holder to purchase from the Registrant one two-hundredth (1/200) of a share of Series A Preferred Shares at an exercise price of $75.00 per Right. Pursuant to
Section 23(a) of the Rights Agreement, effective as of the Distribution Date, the redemption price will be $.005 per Right.

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     As a result of the Stock Split and pursuant to the Certificate of
Designations establishing the Series A Preferred Shares, effective as of the Distribution Date: (i) each Series A Preferred Share will be entitled to quarterly dividends equal to the greater of $1.00 or 200 times the aggregate per share amount of all dividends declared on the Common Stock during the quarter,
(ii) each Series A Preferred Share will be entitled to 200 votes on all matters submitted to a vote of the Registrant's stockholders and (iii) each Series A Preferred Share will be entitled to receive payment upon any liquidation, dissolution or winding up of the Registrant, the greater of $1.00 or 200 times the amount to be distributed per share to holders of shares of Common Stock.

     The Rights Agreement, including the form of Certificate of Designations establishing the Series A Preferred Shares which is Exhibit A thereto, was filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 31, 1987. Reference is made to the Rights Agreement for a more complete description of the terms of the Rights.


Item 7.      Financial Statements and Exhibits
----------------------------------------------

(c)    Exhibits

       1 Selling Agency Agreement dated January 14, 1997 among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citicorp Securities, Inc., J.P. Morgan Securities Inc. and Salomon Brothers Inc.

       4 Indenture dated January 1, 1997 between Tribune Company and Bank of Montreal Trust Company, as trustee.

       99.1 Press release issued by Tribune Company on December 11, 1996 announcing the stock split.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                   TRIBUNE COMPANY
                                                   (Registrant)


Date:  January 17, 1997                            /s/ R. Mark Mallory
                                                   -------------------
                                                   R. Mark Mallory
                                                   Vice President and Controller

                                  EXHIBIT INDEX



Exhibit No.        Exhibit Description
-----------        ------------------


     1 Selling Agency Agreement dated January 14, 1997 among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citicorp Securities, Inc., J.P. Morgan Securities Inc. and Salomon Brothers Inc.

     4 Indenture dated January 1, 1997 between Tribune Company and Bank of Montreal Trust Company, as trustee.

     99.1 Press release issued by Tribune Company on December 11, 1996 announcing the stock split.




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